                                                                                                    EXHIBIT 99.2

                                               PUBLIC STORAGE, INC.

                                       2001 STOCK OPTION AND INCENTIVE PLAN

         Public Storage,  Inc., a California  corporation (the "Company"),  sets forth herein the terms of its 2001
Stock Option and Incentive Plan (the "Plan") as follows:

         1.       PURPOSE

         The Plan is intended to enhance the  Company's  ability to attract and retain highly  qualified  officers, key  employees,  outside  directors,  and other persons to advance the  interests of the Company by providing  such persons with stronger  incentives to continue to serve the Company and its  affiliates  (as defined  herein) and to expend  maximum  effort to improve the  business  results  and  earnings  of the  Company.  The Plan is intended to accomplish  this  objective  by  providing  to  eligible  persons an  opportunity  to acquire or  increase a direct proprietary  interest in the operations  and future success of the Company.  To this end, the Plan provides for the grant of stock options,  restricted  stock and restricted  stock units in accordance  with the terms hereof.  Stock options granted under the Plan may be non-qualified  stock options or incentive stock options,  as provided herein, except that stock options granted to outside directors shall in all cases be non-qualified stock options.

         2.       DEFINITIONS

         For purposes of interpreting the Plan and related documents  (including Award  Agreements),  the following definitions shall apply:

         2.1      "affiliate"  of, or person  "affiliated"  with,  a person  means any  company  or other  trade or business that  controls,  is  controlled by or is under common  control with such person within the meaning of Rule
405 of Regulation C under the 1933 Act (as defined herein).

         2.2      "Award  Agreement"  means the stock option  agreement,  restricted  stock  agreement,  restricted stock unit agreement or other written  agreement  between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

         2.3      "Benefit Arrangement" shall have the meaning set forth in Section 14 hereof.

         2.4      "Board" means the Board of Directors of the Company.

         2.5      "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

         2.6      "Committee"  means  one or more  committees  of the  Board,  as  designated  from time to time by resolution of the Board,  each of which shall have all powers,  privileges  and  obligations  vested by the Plan in the Committee to the extent  specified in such  resolution.  At least one committee of the Board that is designated by the Board as a  Committee  shall  consist  of no fewer than two  members of the Board,  none of whom shall be an officer  or other  salaried  employee  of the  Company  or any  affiliate,  and each of whom  shall  qualify in all respects as a  "non-employee  director"  within the meaning of Rule 16b-3 under the Exchange  Act or any  successor rule or  regulation  and as an  "outside  director"  within the meaning of Section  162(m) of the Code.  Until such time as the Board shall  determine  otherwise,  the Executive  Equity  Awards  Committee of the Board shall be such
Committee, and the Equity Awards Committee of the Board also shall be a Committee.

         2.7      "Company" means Public Storage, Inc.

         2.8      "Effective Date" means March 15, 2001, the date on which the Plan was adopted by the Board.

         2.9      "Exchange  Act"  means the  Securities  Exchange  Act of 1934,  as now in effect or as  hereafter amended.

         2.10     "Fair  Market  Value"  means the  value of a share of Stock,  determined  as  follows:  if on the
Grant Date or other  determination date the Stock is listed on an established  national or regional stock exchange, is admitted  to  quotation  on the Nasdaq  National  Market,  or is publicly  traded on an  established  securities market,  the Fair Market Value of a share of Stock shall be the closing  price of the Stock on such  exchange or in such market (the closing  price on the  principal  such  exchange or market if there is more than one such exchange or market) on the Grant Date or such other  determination  date (or if there is no such reported closing price, the
Fair Market  Value shall be the mean  between the highest bid and lowest  asked  prices or between the high and low sale prices on such trading  day) or, if no sale of Stock is reported  for such trading day, on the next  preceding day on which any sale shall have been  reported.  If the Stock is not  listed on such an  exchange,  quoted on such system or traded  on such a  market,  Fair  Market  Value  shall be the  value of the  Stock as  determined  by the
Committee in good faith.

         2.11     "Grant" means an award of an Option, Restricted Stock or Restricted Stock Units under the Plan.

         2.12     "Grant  Date" means (a) for Grants other than Grants to Outside  Directors,  the later of (i) the date as of which the  Committee  approves  the Grant or  (ii) the  date as of which the  Grantee and the Company or
Service Provider enter into the relationship  resulting in the Grantee's  becoming eligible to receive a Grant, and
(b) for Grants to Outside Directors, the date on which such Grant is made in accordance with Section 7 hereof.

         2.13     "Grantee" means a person who receives or holds an Option,  Restricted  Stock or Restricted  Stock
Units under the Plan.

         2.14     "Incentive  Stock Option" means an "incentive  stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

         2.15     "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

         2.16     "Option  Period"  means  the  period  during  which  Options  may be  exercised  as set  forth in
Section 11 hereof.

         2.17     "Option Price" means the purchase price for each share of Stock subject to an Option.

         2.18     "Other Agreement" shall have the meaning set forth in Section 14 hereof.

         2.19     "Outside Director" means a member of the Board who is not an officer or employee of the Company.

         2.20     "Plan" means the Public Storage, Inc. 2001 Stock Option and Incentive Plan.

         2.21     "Reporting  Person"  means a person who is required to file reports  under  Section 16(a)  of the
Exchange Act.

         2.22     "Restricted  Period" means the period  during which  Restricted  Stock or Restricted  Stock Units are subject to restrictions or conditions pursuant to Section 13.2 hereof.

         2.23     "Restricted  Stock" means shares of Stock,  awarded to a Grantee  pursuant to Section 13  hereof, that are subject to restrictions and to a risk of forfeiture.

         2.24     "Restricted  Stock Unit" means a unit awarded to a Grantee pursuant to Section 13  hereof,  which represents  a  conditional  right to receive a share of Stock in the future,  and which is subject to  restrictions and to a risk of forfeiture.

         2.25     "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

         2.26     "Service  Provider"  means a  consultant  or adviser to the Company,  a manager of the  Company's properties or affairs,  or other similar service provider or affiliate of the Company,  or any corporation or other entity in which the Company owns at least a ninety  percent (90%)  economic  interest,  and employees of any of the foregoing, as such persons may be designated from time to time by the Committee pursuant to Section 6 hereof.

         2.27     "Stock" means the common stock, par value $0.10 per share, of the Company.

         2.28     "Subsidiary"   means  any  "subsidiary   corporation"  of  the  Company  within  the  meaning  of
Section 424(f) of the Code.

         2.29     "Termination  Date"  shall be the date upon which an Option  shall  terminate  or expire,  as set forth in Section 11.2 hereof.

         3.       ADMINISTRATION OF THE PLAN

         3.1      General.  Subject to Section 3.2 hereof,  the Plan shall be  administered  by the Committee.  The
Board may remove  members,  add members,  and fill  vacancies on the Committee from time to time, all in accordance with the Company's articles of incorporation and by-laws and applicable law.

         3.2      Plenary  Authority of the  Committee.  Subject to Section 3.4 hereof,  the  Committee  shall have such  powers and  authorities  related  to the  administration  of the Plan as are  consistent  with the  Company's articles of  incorporation  and by-laws and  applicable  law. The Committee  shall have full power and authority to take all  actions  and to make all  determinations  required  or  provided  for  under  the  Plan,  subject  to any limitations  imposed by the resolutions of the Board  designating  and empowering  such  Committee,  and shall have full power and authority to take all such other  actions and make all such other  determinations  not  inconsistent with the specific terms and  provisions of the Plan that the Committee  deems to be necessary or appropriate to the administration  of the Plan.  In the event,  however,  that more than one  committee of the Board is  authorized to act as the  Committee,  (i) each such  committee  shall  have the  power and  authority  to take  actions  and make determinations  required or provided for under an outstanding  Grant or Award Agreement only if such Grant or Award
Agreement was initially  authorized by such committee,  and (ii) only a committee comprised solely of "non-employee directors"  within the meaning of Rule 16b-3 under the Exchange Act and "outside  directors"  within the meaning of
Section  162(m) of the Code shall have the  authority  to approve a Grant to any  officer  who is then a  Reporting
Person.  All such actions and  determinations  shall be by the affirmative vote of a majority of the members of the
Committee  present at a meeting or by unanimous  consent of the Committee  executed in writing in  accordance  with the Company's  articles of  incorporation  and by-laws and applicable law. The  interpretation  and construction by the Committee of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive.

         3.3      Discretionary  Grants.  Subject to  Section 3.4  hereof and to the other terms and  conditions of the Plan, the Committee shall have full and final  authority to designate  Grantees,  (i) to  determine the type or types of Grant to be made to a Grantee,  (ii) to  determine the number of shares of Stock to be subject to a Grant,
(iii) to  establish the terms and  conditions of each Grant  (including,  but not limited to, the exercise price of any Option,  the nature and duration of any  restriction or condition (or provision for lapse thereof)  relating to the vesting,  exercise,  transfer,  or forfeiture of a Grant or the shares of Stock subject thereto,  and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),  (iv) to  prescribe the form of each Award  Agreement  evidencing a Grant,  and (v) to amend,  modify,  or supplement the terms of any  outstanding
Grant;  provided,  however,  that the Committee  shall not have the  authority to reduce the exercise  price of any outstanding Option other than pursuant to Section 17 hereof.  Such authority  specifically  includes the authority, in order to  effectuate  the  purposes  of the Plan but without  amending  the Plan,  to modify  Grants to eligible individuals who are foreign  nationals or are individuals who are employed  outside the  United States to recognize differences  in local law, tax policy,  or custom.  As a condition to any  subsequent  Grant,  the Committee  shall have the right, at its discretion,  to require  Grantees to return to the Company Grants  previously  awarded under the Plan.  Subject  to the terms  and  conditions  of the  Plan,  any such new Grant  shall be upon such  terms and conditions as are specified by the Committee at the time the new Grant is made.

         3.4      Grants to Outside  Directors.  With  respect to Grants of Options to Outside  Directors  pursuant to Section 7 hereof, the Committee's  responsibilities  under the Plan shall be limited to taking all legal actions necessary to document  the Options so granted,  to interpret  the Award  Agreements  evidencing  such  Options,  to maintain  appropriate  records and reports regarding such Options,  and to take all acts authorized by this Plan or otherwise reasonably necessary to effect the purposes hereof.

         3.5      No  Liability.  No member  of the Board or of the  Committee  shall be liable  for any  action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

         3.6      Applicability  of Rule  16b-3.  Those  provisions  of the Plan that  make  express  reference  to
Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

         4.       STOCK SUBJECT TO THE PLAN

         Subject to  adjustment  as provided in  Section 17  hereof,  the number of shares of Stock  available  for issuance  under the Plan shall be 5,000,000.  Stock issued or to be issued under the Plan shall be  authorized  but unissued  shares.  If any shares  covered by a Grant are not purchased or are  forfeited,  or if a Grant  otherwise terminates  without delivery of any Stock subject  thereto,  then the number of shares of Stock counted against the aggregate  number of shares  available  under the Plan with respect to such Grant shall,  to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

         5.       EFFECTIVE DATE AND TERM OF THE PLAN

         5.1      Effective  Date.  The Plan shall be effective as of the  Effective  Date,  subject to approval of the Plan within one year of the  Effective  Date,  by a majority of the votes cast on the  proposal at a meeting of shareholders,  provided  that the total  votes cast  represent  a majority  of all shares  entitled  to vote.  Upon approval of the Plan by the  shareholders  of the Company as set forth above,  all Grants made under the Plan on or after the Effective Date shall be fully  effective as if the  shareholders  of the Company had approved the Plan on the Effective  Date. If the  shareholders  fail to approve the Plan within one year after the Effective  Date,  any
Grants made hereunder shall be null and void and of no effect.

         5.2      Term.  The Plan has no termination  date;  however,  no Incentive  Stock Option may be granted on or after the tenth anniversary of the Effective Date.

         6.       DISCRETIONARY GRANTS

         6.1      Company or Subsidiary  Employees.  Grants  (including  Grants of Incentive  Stock Options) may be made under the Plan to any  employee of the Company or of any  Subsidiary,  including  any such  employee who is an officer or director of the Company or of any  Subsidiary,  as the Committee shall determine and designate from time to time.

         6.2      Service   Providers.   Grants  may  be  made  under  the  Plan  to  any  Service  Provider  whose participation  in the Plan is  determined  by the  Committee  to be in the best  interests of the Company and is so designated  by the  Committee;  provided,  however,  that Grants to Service  Providers who are not employees of the
Company or of any Subsidiary shall not be Incentive Stock Options.

         6.3      Successive  Grants.  An  eligible  person  may  receive  more  than one  Grant,  subject  to such restrictions as are provided herein.

         7.       GRANTS TO OUTSIDE DIRECTORS

         7.1      Initial  Grants of Options.  Each Outside  Director  who is initially  elected to the Board on or after the Effective Date shall,  upon the date of his or her initial  election by the Board or the  shareholders of the Company,  automatically  be awarded a Grant of an Option,  which shall not be an  Incentive  Stock  Option,  to purchase 15,000 shares of Stock (which amount shall be subject to adjustment as provided in Section 17 hereof).

         7.2      Subsequent  Grants of Options.  Immediately  following each Annual Meeting of Shareholders of the
Company held after the Effective Date,  each Outside  Director then duly elected and serving (other than an Outside
Director  initially elected to the Board at such Annual Meeting of Shareholders)  shall  automatically be awarded a
Grant of an Option,  which shall not be an Incentive Stock Option,  to purchase 2,500 shares of Stock (which amount shall be subject to adjustment as provided in  Section 17  hereof);  provided,  however,  that no Outside  Director shall be eligible to receive a Grant of Options under this Section 7.2  unless such person  attended,  in person or by  telephone,  at least  seventy-five  percent of the meetings held by the Board or, if a member of a committee of the  Board,  held by both the Board and all  committees  of the  Board on which  such  person  served,  during  the immediately  preceding  calendar  year (or such portion  thereof  during which the Outside  Director  served on the
Board and any such committees).

         7.3      Vesting.  Options  granted to Outside  Directors  pursuant to Sections  7.1 and 7.2 shall vest in three equal annual  installments  in accordance  with the schedule set forth in the first  sentence of Section 11.1 hereof.

         8.       LIMITATIONS ON GRANTS

         8.1      Limitation  on Shares of Stock Subject to Grants.  The maximum  number of shares of Stock subject to Options  that can be  awarded  under the Plan to any  person  eligible  for a Grant  under  Section 6  hereof is
2,500,000  during the first ten years  after the  Effective  Date and  250,000  per year  thereafter.  The  maximum number of shares of Restricted  Stock that can be awarded under the Plan  (including for this purpose any shares of
Stock  represented by Restricted  Stock Units) to any person eligible for a Grant under Section 6 hereof is 250,000 per year.

         8.2      Limitations on Incentive  Stock  Options.  An Option shall  constitute an Incentive  Stock Option only (i) if the Grantee of such Option is an employee of the  Company or any  Subsidiary  of the  Company;  (ii) to
the extent  specifically  provided in the related Award Agreement;  and (iii) to the extent that the aggregate Fair
Market  Value  (determined  at the time the Option is  granted)  of the  shares of Stock with  respect to which all
Incentive  Stock  Options  held by such Grantee  become  exercisable  for the first time during any  calendar  year
(under the Plan and all other plans of the Grantee's  employer and its affiliates) does not exceed  $100,000.  This limitation shall be applied by taking Options into account in the order in which they were granted.

         9.       AWARD AGREEMENT

         Each Grant  pursuant to the Plan shall be evidenced by an Award  Agreement,  to be executed by the Company and by the Grantee,  in such form or forms as the Committee  shall from time to time  determine.  Award  Agreements granted from time to time or at the same time need not contain  similar  provisions  but shall be  consistent  with the terms of the Plan.  Each Award  Agreement  evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options.

         10.      OPTION PRICE

         The  Option  Price of each  Option  shall be fixed by the  Committee  and  stated in the  Award  Agreement evidencing  such  Option.  The Option  Price  shall be the  aggregate  Fair  Market  Value on the Grant Date of the shares of Stock  subject to the Option;  provided,  however,  that in the event that a Grantee  would  otherwise be ineligible to receive an Incentive  Stock Option by reason of the  provisions  of Sections  422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company's  outstanding  Stock), the Option Price of an Option  granted to such  Grantee  that is intended to be an  Incentive  Stock  Option shall be not less than the greater  of the par value of a share of Stock or 110  percent of the Fair  Market  Value of a share of Stock on the
Grant Date.  In no case shall the Option Price of any Option be less than the par value of a share of Stock.

         11.      VESTING, TERM AND EXERCISE OF OPTIONS

         11.1     Vesting and Option  Period.  Unless  otherwise  provided  in an Award  Agreement  evidencing  the
Grant of an Option,  each Option granted under the Plan shall become  exercisable in accordance  with the following schedule:  (i) prior to the first  anniversary of the Grant Date, the Option shall not be exercisable;  (ii) on the first  anniversary of the Grant Date, the Option shall become  exercisable  with respect to one-third of the shares of Stock  subject to such  Option;  (iii) on  the second  anniversary  of the Grant Date,  the Option  shall become exercisable  with respect to an additional  one-third of the shares of Stock subject to such Option and (iv) on the third  anniversary of the Grant Date, the Option shall become  exercisable  with respect to the remaining shares of
Stock subject to such Option and shall remain  exercisable in full up to (but not including) the  Termination  Date
(as defined in  Section 11.2  hereof).  For purposes of this  Section 11.1,  fractional  numbers of shares of Stock subject to an Option shall be rounded down to the next nearest  whole  number.  The period  during which any Option shall be exercisable in accordance  with the foregoing  schedule shall  constitute the "Option Period" with respect to such Option.

         11.2     Term.  Each Option granted under the Plan shall  terminate,  and all rights to purchase shares of
Stock  thereunder  shall cease,  upon the  expiration  of ten years from the date such Option is granted,  or under such  circumstances  and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement  relating to such Option (the "Termination  Date");  provided,  however,  that in the event that the Grantee  would  otherwise be  ineligible  to receive an Incentive  Stock Option by reason of the provisions  of Sections  422(b)(6)  and 424(d) of the Code  (relating  to ownership of more than ten percent of the outstanding  Stock),  an Option granted to such Grantee that is intended to be an Incentive  Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

         11.3     Acceleration.  Any limitation on the exercise of an Option  contained in any Award  Agreement may be  rescinded,  modified  or waived by the  Committee,  in its sole  discretion,  at any time and from time to time after  the  Grant  Date of such  Option,  so as to  accelerate  the  time at which  the  Option  may be  exercised.
Notwithstanding  any other  provision of the Plan, no Option shall be  exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in Section 5.1 hereof.

         11.4     Termination of Employment or Other  Relationship.  Upon the  termination (i) of the employment of a Grantee with the Company or a Service Provider,  (ii) of a Service Provider's  relationship with the Company,  or
(iii) of an Outside Director's service to the Company,  other than, in the case of individuals,  by reason of death or "permanent and total  disability"  (within the meaning of  Section 22(e)(3)  of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance  with the  provisions of  Section 11.1  hereof shall terminate  immediately,  and any Option or portion  thereof that has vested in  accordance  with the  provisions of
Section 11.1  hereof but has not been  exercised  shall  terminate  at the close of business on the  thirtieth  day following the Grantee's termination of service,  employment,  or other relationship,  unless the Committee,  in its discretion,  extends the period during which the Option may be exercised  (which period may not be extended  beyond the original  term of the Option).  Upon  termination  of an Option or portion  thereof,  the Grantee shall have no further right to purchase  shares of Stock pursuant to such Option or portion  thereof.  Whether a leave of absence or leave on military or government  service shall  constitute a termination  of employment for purposes of the Plan shall be  determined by the  Committee,  which  determination  shall be final and  conclusive.  For purposes of the
Plan, a termination of  employment,  service or other  relationship  shall not be deemed to occur if the Grantee is immediately  thereafter  employed  with the  Company  or any other  Service  Provider,  or is  engaged as a Service
Provider  or an Outside  Director of the  Company.  Whether a  termination  of a Service  Provider's  or an Outside
Director's  relationship  with the  Company  shall  have  occurred  shall be  determined  by the  Committee,  which determination shall be final and conclusive.

         11.5     Rights in the Event of Death.  If a Grantee  dies  while  employed  by the  Company  or a Service
Provider,  or while  serving as a Service  Provider or an Outside  Director,  all Options  granted to such  Grantee shall fully vest on the date of death,  and the executors or  administrators  or legatees or  distributees  of such
Grantee's  estate  shall have the right,  at any time  within one year after the date of such  Grantee's  death (or such longer period as the  Committee,  in its  discretion,  may determine  prior to the expiration of such one-year period) and prior to  termination  of the Option  pursuant to  Section 11.2  above,  to exercise any Option held by such Grantee at the date of such Grantee's death.

         11.6     Rights in the Event of  Disability.  If a Grantee  terminates  employment  with the  Company or a
Service  Provider,  or (if the Grantee is a Service Provider who is an individual or is an Outside Director) ceases to provide services to the Company,  in either case by reason of the "permanent and total  disability"  (within the meaning of  Section 22(e)(3)  of the Code) of such Grantee,  such  Grantee's  Options shall  continue to vest,  and shall be  exercisable  to the extent  that they are  vested,  for a period of one year after  such  termination  of employment or service (or such longer  period as the  Committee,  in its  discretion,  may  determine  prior to the expiration of such  one-year  period),  subject to earlier  termination  of the Option as provided in  Section 11.2 above.  Whether a termination  of  employment  or service is to be  considered  by reason of  "permanent  and total disability" for purposes of the Plan shall be determined by the Committee,  which  determination shall be final and conclusive.

         11.7     Limitations  on  Exercise  of Option.  Notwithstanding  any other  provision  of the Plan,  in no event  may any  Option  be  exercised,  in  whole  or in part,  prior  to the  date  the  Plan is  approved  by the shareholders  of the Company as provided  herein,  or after ten years  following  the date upon which the Option is granted,  or after the occurrence of an event referred to in Section 17  hereof which results in termination of the
Option.

         11.8     Method of Exercise.  An Option that is  exercisable  may be exercised by the  Grantee's  delivery to the Company of written notice of exercise on any business day, at the Company's  principal office,  addressed to the  attention  of the  Committee.  Such notice  shall  specify the number of shares of Stock with respect to which the Option is being  exercised  and shall be  accompanied  by payment in full of the Option Price of the shares for which the Option is being  exercised.  The  minimum  number of shares of Stock with  respect to which an Option may be  exercised,  in whole or in part,  at any time shall be the lesser of  (i) 100 shares  or such lesser number set forth in the applicable  Award  Agreement and (ii) the  maximum  number of shares  available for purchase under the
Option at the time of exercise.  Payment of the Option Price for the shares  purchased  pursuant to the exercise of an Option  shall be made (i) in cash or in cash  equivalents;  (ii) through  the tender to the Company of shares of
Stock,  which shares shall be valued,  for  purposes of  determining  the extent to which the Option Price has been paid  thereby,  at their Fair Market Value on the date of exercise,  and which  shares,  if acquired by the Grantee from the Company,  shall have been held by the Grantee for at least six months;  or (iii) by a  combination  of the methods  described in (i) and (ii).  The Committee may provide,  by inclusion of  appropriate  language in an Award
Agreement,  that payment in full of the Option Price need not  accompany  the written  notice of exercise  provided that the notice of exercise  directs that the  certificate  or  certificates  for the shares of Stock for which the
Option is exercised be delivered to a licensed  broker  acceptable  to the Company as the agent for the  individual exercising the Option and, at the time such  certificate or certificates  are delivered,  the broker tenders to the
Company cash (or cash  equivalents  acceptable  to the  Company)  equal to the Option Price for the shares of Stock purchased  pursuant to the exercise of the Option plus the amount (if any) of federal  and/or other taxes which the
Company may in its  judgment,  be required to withhold  with respect to the  exercise of the Option.  An attempt to exercise any Option  granted  hereunder  other than as set forth above shall be invalid and of no force and effect.
Unless  otherwise stated in the applicable  Award  Agreement,  an individual  holding or exercising an Option shall have none of the  rights of a  shareholder  (for  example,  the  right to  receive  cash or  dividend  payments  or distributions  attributable  to the subject shares of Stock or to direct the voting of the subject shares of Stock)
until the shares of Stock  covered  thereby  are fully paid and issued to him.  Except as  provided  in  Section 17 hereof,  no  adjustment  shall be made for  dividends,  distributions  or other rights for which the record date is prior to the date of such issuance.

         11.9     Delivery of Stock  Certificates.  Promptly  after the  exercise of an Option by a Grantee and the payment in full of the Option  Price,  such  Grantee  shall be entitled to the issuance of a stock  certificate  or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

         12.      TRANSFERABILITY OF OPTIONS

         Each Option granted pursuant to this Plan shall, during a Grantee's  lifetime,  be exercisable only by the
Grantee  or  his or her  permitted  transferees,  and  neither  the  Option  nor  any  right  thereunder  shall  be transferable  by the  Grantee,  by  operation  of law or  otherwise,  other  than as may be  provided  in the Award
Agreement  evidencing  such Option or as may be provided  by will or the laws of descent and  distribution.  Except as may be provided in the Award  Agreement  evidencing an Option,  no Option shall be pledged or  hypothecated  (by operation of law or otherwise) or subject to execution, attachment or similar processes.

         13.      RESTRICTED STOCK

         13.1     Grant of Restricted  Stock or Restricted  Stock Units.  The Committee may from time to time grant
Restricted  Stock or  Restricted  Stock Units to persons  eligible to receive such Grants as set forth in Section 6 hereof, subject to such restrictions, conditions and other terms as the Committee may determine.

         13.2     Restrictions.  At the time a Grant of  Restricted  Stock or Restricted  Stock Units is made,  the
Committee  shall  establish a period of time (the  "Restricted  Period")  applicable  to such  Restricted  Stock or
Restricted  Stock Units.  Each Grant of Restricted  Stock or  Restricted  Stock Units may be subject to a different
Restricted  Period.  The  Committee  may,  in its  sole  discretion,  at the time a Grant  of  Restricted  Stock or
Restricted  Stock  Units is made,  prescribe  restrictions  in  addition  to or other  than the  expiration  of the
Restricted  Period,  including the  satisfaction of corporate or individual  performance  objectives,  which may be applicable to all or any portion of the Restricted  Stock or Restricted Stock Units.  Such  performance  objectives shall be  established  in writing by the  Committee  prior to the  ninetieth  day of the year in which the Grant is made and while the  outcome is  substantially  uncertain.  Performance  objectives  shall be based on Stock  price, market share,  sales,  earnings per share, return on equity or costs.  Performance  objectives may include positive results,  maintaining the status quo or limiting  economic losses.  The Committee also may, in its sole discretion, shorten or terminate the Restricted  Period or waive any other  restrictions  applicable to all or a portion of the
Restricted  Stock or Restricted  Stock Units.  Neither  Restricted  Stock nor  Restricted  Stock Units may be sold, transferred,  assigned,  pledged or otherwise  encumbered or disposed of during the  Restricted  Period or prior to the  satisfaction of any other  restrictions  prescribed by the Committee with respect to such Restricted  Stock or
Restricted Stock Units.

         13.3     Restricted  Stock  Certificates.  The Company  shall  issue,  in the name of each Grantee to whom
Restricted Stock has been granted,  stock certificates  representing the total number of shares of Restricted Stock granted to the  Grantee,  as soon as  reasonably  practicable  after the Grant Date.  The  Secretary of the Company shall hold such  certificates  for the Grantee's  benefit until such time as the  Restricted  Stock is forfeited to the Company, or the restrictions lapse.

         13.4     Rights of Holders of  Restricted  Stock.  Unless the  Committee  otherwise  provides  in an Award
Agreement,  holders of  Restricted  Stock  shall  have the right to vote such  Stock and the right to  receive  any dividends  declared or paid with  respect to such Stock.  The  Committee  may provide  that any  dividends  paid on
Restricted  Stock  must be  reinvested  in shares of Stock,  which may or may not be  subject  to the same  vesting conditions  and  restrictions  applicable  to such  Restricted  Stock.  All  distributions,  if any,  received by a
Grantee with respect to Restricted  Stock as a result of any stock split,  stock  dividend,  combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

         13.5     Rights of Holders of  Restricted  Stock  Units.  Unless the  Committee  otherwise  provides in an
Award  Agreement,  holders of  Restricted  Stock Units shall have no rights as  stockholders  of the  Company.  The
Committee may provide in an Award  Agreement  evidencing a Grant of Restricted  Stock Units that the holder of such
Restricted  Stock  Units  shall be  entitled  to  receive,  upon the  Company's  payment of a cash  dividend on its outstanding  Stock,  a cash  payment for each  Restricted  Stock Unit held as of the record date for such  dividend equal to the  per-share  dividend paid on the Stock.  Such Award  Agreement may also provide that such cash payment will be deemed  reinvested in additional  Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

         13.6     Termination  of Employment or Other  Relationship.  Upon the  termination  of the employment of a
Grantee with the Company or a Service  Provider,  or of a Service  Provider's  relationship  with the  Company,  in either  case  other  than,  in the case of  individuals,  by reason of death or  "permanent  and total  disability"
(within the meaning of  Section 22(e)(3)  of the Code), any Restricted Stock or Restricted Stock Units held by such
Grantee that has not vested,  or with respect to which all applicable  restrictions and conditions have not lapsed, shall  immediately be deemed  forfeited,  unless the  Committee,  in its  discretion,  determines  otherwise.  Upon forfeiture of Restricted  Stock or Restricted  Stock Units,  the Grantee shall have no further  rights with respect to such Grant,  including but not limited to any right to vote Restricted  Stock or any right to receive  dividends with  respect to shares of  Restricted  Stock or  Restricted  Stock  Units.  Whether a leave of absence or leave on military or government  service  shall  constitute a  termination  of employment  for purposes of the Plan shall be determined  by the  Committee,  which  determination  shall be final and  conclusive.  For  purposes of the Plan, a termination  of  employment,  service  or other  relationship  shall  not be  deemed  to occur  if the  Grantee  is immediately  thereafter  employed  with the  Company  or any other  Service  Provider,  or is  engaged as a Service
Provider.  Whether a termination of a Service  Provider's  relationship  with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

         13.7     Rights in the Event of Death.  If a Grantee  dies  while  employed  by the  Company  or a Service
Provider or while serving as a Service  Provider,  all Restricted  Stock or Restricted  Stock Units granted to such
Grantee shall fully vest on the date of death,  and the shares of Stock  represented  thereby shall be  deliverable in  accordance  with the  terms of the Plan to the  executors,  administrators,  legatees  or  distributees  of the
Grantee's estate.

         13.8     Rights in the Event of  Disability.  If a Grantee  terminates  employment  with the  Company or a
Service  Provider,  or (if the Grantee is a Service  Provider who is an individual)  ceases to provide  services to the  Company,  in  either  case  by  reason  of the  "permanent  and  total  disability"  (within  the  meaning  of
Section 22(e)(3)  of the Code) of such Grantee,  such Grantee's  Restricted  Stock or Restricted  Stock Units shall continue  to vest in  accordance  with  the  applicable  Award  Agreement  for a  period  of one  year  after  such termination  of employment or service (or such longer period as the  Committee,  in its  discretion,  may determine prior to the expiration of such one-year  period),  subject to the earlier  forfeiture of such Restricted  Stock or
Restricted  Stock Units in accordance with the terms of the applicable  Award  Agreement.  Whether a termination of employment or service is to be considered by reason of "permanent  and total  disability"  for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

         13.9     Delivery of Stock and Payment  Therefor.  Upon the  expiration or  termination  of the Restricted
Period and the satisfaction of any other  conditions  prescribed by the Committee,  the restrictions  applicable to shares of  Restricted  Stock or  Restricted  Stock  Units  shall  lapse,  and,  upon  payment by the Grantee to the
Company,  in cash or by check,  of the aggregate par value of the shares of Stock  represented  by such  Restricted
Stock or  Restricted  Stock  Units,  a stock  certificate  for such  shares  shall be  delivered,  free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

         14.      PARACHUTE LIMITATIONS

         Notwithstanding  any other provision of this Plan or of any other  agreement,  contract,  or understanding heretofore  or  hereafter  entered  into by a Grantee  with the  Company or any  Subsidiary,  except an  agreement, contract,  or  understanding  hereafter  entered  into that  expressly  modifies  or excludes  application  of this paragraph (an "Other  Agreement"),  and  notwithstanding  any formal or informal plan or other  arrangement for the direct or indirect  provision  of  compensation  to the Grantee  (including  groups or classes of  participants  or beneficiaries of which the Grantee is a member),  whether or not such  compensation is deferred,  is in cash, or is in the form of a benefit to or for the  Grantee  (a  "Benefit  Arrangement"),  if the  Grantee  is a  "disqualified individual,"  as defined in  Section 280G(c)  of the Code, any Option,  Restricted  Stock or Restricted  Stock Unit
held by that  Grantee  and any right to  receive  any  payment  or other  benefit  under this Plan shall not become exercisable  or vested (i) to the extent that such right to exercise,  vesting,  payment,  or benefit,  taking into account all other rights,  payments,  or benefits to or for the Grantee under this Plan, all Other Agreements,  and all Benefit  Arrangements,  would cause any payment or benefit to the Grantee  under this Plan to be  considered  a
"parachute payment" within the meaning of  Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment")
and  (ii) if,  as a result of  receiving a Parachute  Payment,  the  aggregate  after-tax  amounts  received by the
Grantee from the Company under this Plan, all Other  Agreements,  and all Benefit  Arrangements  would be less than the maximum  after-tax  amount that could be received by the Grantee without causing any such payment or benefit to be  considered  a  Parachute  Payment.  In the event  that the  receipt  of any such  right to  exercise,  vesting, payment,  or benefit under this Plan, in  conjunction  with all other rights,  payments,  or benefits to or for the
Grantee  under any Other  Agreement or any Benefit  Arrangement  would cause the Grantee to be  considered  to have received  a  Parachute  Payment  under this Plan that would have the  effect of  decreasing  the  after-tax  amount received by the Grantee as described in  clause (ii)  of the  preceding  sentence,  then the Grantee shall have the right,  in the Grantee's sole  discretion,  to designate those rights,  payments,  or benefits under this Plan, any
Other  Agreements,  and any Benefit  Arrangements  that should be reduced or  eliminated  so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

         15.      REQUIREMENTS OF LAW

         15.1     General.  The  Company  shall  not be  required  to sell or issue any  shares of Stock  under any
Grant if the sale or issuance of such shares would  constitute a violation  by the  Grantee,  any other  individual exercising  an Option,  or the Company of any provision of any law or  regulation  of any  governmental  authority, including  without  limitation  any federal or state  securities  laws or  regulations.  If at any time the Company shall  determine,  in its discretion,  that the listing,  registration or  qualification of any shares subject to a
Grant upon any  securities  exchange or under any  governmental  regulatory  body is  necessary  or  desirable as a condition  of, or in  connection  with,  the  issuance or purchase of shares  hereunder,  no shares of Stock may be issued or sold to the Grantee or any other  individual  exercising  an Option  pursuant  to such Grant  unless such listing,  registration,  qualification,  consent or  approval  shall have been  effected  or  obtained  free of any conditions  not  acceptable  to the  Company,  and any delay  caused  thereby  shall in no way  affect  the date of termination of the Grant.  Specifically,  in connection  with the  Securities  Act, upon the exercise of any Option or the  delivery  of any  shares  of  Restricted  Stock  or  Stock  underlying  Restricted  Stock  Units,  unless a registration  statement under such Act is in effect with respect to the shares of Stock covered by such Grant,  the
Company  shall  not be  required  to sell  or  issue  such  shares  unless  the  Committee  has  received  evidence satisfactory  to it that the  Grantee  or any  other  individual  exercising  an Option  may  acquire  such  shares pursuant to an exemption from  registration  under the Securities Act. Any  determination in this connection by the
Committee  shall be final,  binding,  and  conclusive.  The Company  may,  but shall in no event be  obligated  to, register any  securities  covered  hereby  pursuant to the  Securities  Act. The Company  shall not be obligated to take any  affirmative  action  in order to cause the  exercise  of an  Option  or the  issuance  of shares of Stock pursuant to the Plan to comply with any law or regulation of any  governmental  authority.  As to any  jurisdiction that expressly  imposes the requirement  that an Option shall not be exercisable  until the shares of Stock covered by such Option are  registered or are exempt from  registration,  the exercise of such Option (under  circumstances in which  the laws of such  jurisdiction  apply)  shall  be  deemed  conditioned  upon  the  effectiveness  of such registration or the availability of such an exemption.

         15.2     Rule 16b-3.  It is the intent of the Company  that Grants  pursuant to the Plan and the  exercise of Options  granted  hereunder  will qualify for the  exemption  provided by Rule 16b-3 under the Exchange  Act. To the extent that any  provision  of the Plan or action by the  Committee  does not comply with the  requirements  of
Rule 16b-3, it shall be deemed  inoperative to the extent  permitted by law and deemed  advisable by the Committee, and shall not affect the  validity  of the Plan.  In the event  that Rule 16b-3 is revised or  replaced,  the Board may exercise its  discretion  to modify this Plan in any respect  necessary to satisfy the  requirements  of, or to take advantage of any features of, the revised exemption or its replacement.

         16.      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, at any time and from time to time, amend,  suspend,  or terminate the Plan as to any shares of Stock as to which Grants have not been made;  provided,  however,  that the Board shall not, without approval of the  Company's  shareholders,  amend the Plan such that it does not comply  with the Code.  The  Company may retain the right in an Award  Agreement to cause a forfeiture  of the gain realized by a Grantee on account of the Grantee taking actions in "competition  with the Company," as defined in the applicable Award Agreement.  Furthermore,  the
Company  may annul a Grant if the Grantee is an employee of the  Company or an  affiliate  and is  terminated  "for cause" as defined in the  applicable  Award  Agreement.  Except as permitted  under this  Section 16  or Section 17 hereof, no amendment,  suspension,  or termination of the Plan shall, without the consent of the Grantee,  alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

         17.      EFFECT OF CHANGES IN CAPITALIZATION

         17.1     Changes in Stock.  If the number of  outstanding  shares of Stock is  increased  or  decreased or the shares of Stock are changed  into or  exchanged  for a different  number or kind of shares or other  securities of the Company on account of any  recapitalization,  reclassification,  stock split, reverse split,  combination of shares,  exchange of shares,  stock dividend or other  distribution  payable in capital stock, or other increase or decrease in such shares effected  without  receipt of  consideration  by the Company  occurring after the Effective
Date, the number and kinds of shares for which Grants of Options,  Restricted  Stock and Restricted Stock Units may
be made under the Plan shall be adjusted  proportionately and accordingly by the Company.  In addition,  the number and kind of shares for which Grants are outstanding shall be adjusted  proportionately  and accordingly so that the proportionate  interest of the Grantee immediately  following such event shall, to the extent  practicable,  be the same as immediately  before such event.  Any such adjustment in outstanding  Options shall not change the aggregate
Option Price payable with respect to shares that are subject to the unexercised  portion of the Option  outstanding but shall  include a  corresponding  proportionate  adjustment  in the Option  Price per  share.  In the event of a spin-off  by the  Company  of the shares of a  subsidiary,  a stock  dividend  for which the  Company  will claim a dividends paid deduction  under Section 561 of the Code (or any successor  provision),  or a pro rata  distribution to all  shareholders  of other  assets of the  Company,  the  Committee  may,  but shall not be  required  to, make appropriate  adjustments  to (i) the number and kind of shares or other  assets for which  outstanding  Options are exercisable and (ii) the per-share exercise price of outstanding Options.

         17.2     Reorganization  in Which the Company Is the  Surviving  Entity and in Which No Change of Control
Occurs.  Subject to  Section 17.3  hereof,  if the Company  shall be the  surviving  entity in any  reorganization, merger, or consolidation of the Company with one or more other entities,  any Option  theretofore  granted pursuant to the Plan  shall  pertain  to and  apply to the  securities  to which a holder  of the  number of shares of Stock
subject  to  such  Option  would  have  been  entitled  immediately  following  such  reorganization,   merger,  or
consolidation,  with a corresponding  proportionate  adjustment of the Option Price per share so that the aggregate
Option Price  thereafter  shall be the same as the aggregate  Option Price of the shares  remaining  subject to the
Option  immediately prior to such  reorganization,  merger,  or consolidation.  Subject to any contrary language in an Award Agreement  evidencing a Grant of Restricted  Stock, any  restrictions  applicable to such Restricted Stock shall apply as well to any  replacement  shares received by the Grantee as a result of the  reorganization,  merger or consolidation.

         17.3     Reorganization,  Sale of Assets or Sale of Stock Which  Involves a Change of Control.  Subject to
the  exceptions  set forth in the last  sentence  of this  Section 17.3,  (i) upon the  occurrence  of a "Change of
Control" (as defined  below),  all  outstanding  shares of  Restricted  Stock and  Restricted  Stock Units shall be deemed to have vested,  and all  restrictions  and  conditions  applicable to such shares of  Restricted  Stock and
Restricted  Stock  Units  shall be deemed to have  lapsed  immediately  prior to the  occurrence  of such Change of
Control,  and  (ii)  fifteen  days  prior to the  scheduled  consummation  of a  Change  of  Control,  all  Options outstanding  hereunder shall become  immediately  exercisable and shall remain  exercisable for a period of fifteen days. Any exercise of an Option during such  fifteen-day  period shall be conditioned  upon the consummation of the
Change of Control and shall be effective only immediately  before the  consummation of the Change of Control.  Upon consummation  of any Change of Control,  the Plan and all  outstanding  but  unexercised  Options shall  terminate.
The Committee  shall send written notice of an event that will result in such a termination to all  individuals who hold Options not later than the time at which the Company gives notice  thereof to its  shareholders.  For purposes of this  Section 17.3,  a "Change of Control"  shall be deemed to occur upon (i) the  dissolution or liquidation of the Company or upon a merger,  consolidation,  or  reorganization of the Company with one or more other entities in which the Company is not the surviving  entity,  (ii) a sale of  substantially  all of the assets of the Company to another entity,  or (iii) any transaction  (including  without  limitation a merger or  reorganization in which the
Company is the  surviving  corporation)  which  results in any person or entity  (other  than  B. Wayne  Hughes and members of his family and their  affiliates)  owning 50% or more of the  combined  voting  power of all  classes of stock of the  Company.  This  Section 17.3  shall  not  apply to any  Change  of  Control  to the  extent  that (A)
provision  is made in writing in  connection  with such Change of Control for the  continuation  of the Plan or the assumption  of the  Options,  Restricted  Stock  and  Restricted  Stock  Units  theretofore  granted,  or  for  the substitution for such Options,  Restricted  Stock and Restricted  Stock Units of new options,  restricted stock and restricted  stock units  covering  the stock of a  successor  corporation,  or a parent,  subsidiary  or  affiliate thereof,  with appropriate  adjustments as to the number and kind of shares and exercise prices, in which event the
Plan and Options,  Restricted  Stock and Restricted  Stock Units  theretofore  granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board  determines  that such Change of Control  shall not trigger application of the provisions of this Section 17.3.

         17.4     Adjustments.  Adjustments  under this Section 17  related to shares of Stock or securities of the
Company  shall  be made by the  Committee,  whose  determination  in that  respect  shall  be  final,  binding  and conclusive.  No fractional  shares or other  securities  shall be issued pursuant to any such  adjustment,  and any fractions  resulting from any such adjustment shall be eliminated in each case by rounding  downward to the nearest whole share.

         17.5     No  Limitations on Company.  The making of Grants  pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments,  reclassifications,  reorganizations,  or changes of its capital or business structure or to merge,  consolidate,  dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

         18.      DISCLAIMER OF RIGHTS

         No  provision  in the Plan or in any  Grant or Award  Agreement  shall be  construed  to  confer  upon any individual  the right to remain in the employ or service of the Company or any  affiliate,  or to  interfere in any way with any  contractual or other right or authority of the Company or any Service  Provider either to increase or decrease the  compensation  or other  payments to any  individual at any time,  or to terminate  any  employment or other  relationship  between any individual and the Company or a Service  Provider.  No provision in the Plan or in any Grant  awarded or Award  Agreement  entered  into  pursuant to the Plan shall be  construed  to confer upon any individual the right to remain in the service of the Company as a director  (including as an Outside Director),  or shall  interfere  with or  restrict  in any way the rights of the  Company's  shareholders  to remove any  director pursuant to the provisions of the California  General  Corporation Law, as from time to time amended.  In addition, notwithstanding  anything  contained in the Plan to the contrary,  unless  otherwise stated in the applicable Award
Agreement,  no Grant  awarded  under the Plan shall be affected by any change of duties or position of the Optionee
(including  a transfer to or from the Company or a Service  Provider),  so long as such  Grantee  continues to be a director,  officer,  consultant,  employee,  or  independent  contractor  (as the case may be) of the  Company or a
Service  Provider.  The  obligation of the Company to pay any benefits  pursuant to this Plan shall be  interpreted as a contractual  obligation to pay only those amounts  described  herein,  in the manner and under the  conditions prescribed  herein.  The Plan shall in no way be  interpreted  to require the Company to transfer  any amounts to a third  party  trustee  or  otherwise  hold any  amounts  in trust or  escrow  for  payment  to any  participant  or beneficiary  under the terms of the Plan.  No Grantee  shall have any of the rights of a  shareholder  with respect to the shares of Stock  subject to an Option except to the extent the  certificates  for such shares of Stock shall have been issued upon the exercise of the Option.

         19.      NONEXCLUSIVITY OF THE PLAN

         Neither the adoption of the Plan nor the  submission  of the Plan to the  shareholders  of the Company for approval  shall be construed as creating any  limitations  upon the right and  authority of the Board to adopt such other incentive  compensation  arrangements  (which  arrangements may be applicable  either generally to a class or classes of individuals or  specifically to a particular  individual or particular  individuals) as the Board in its discretion  determines  desirable,  including,  without  limitation,  the granting of stock options  otherwise than under the Plan.

         20.      WITHHOLDING TAXES

         The Company,  a Subsidiary or a Service Provider,  as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal,  state,  or local taxes of any kind required by law to be withheld  with  respect to the vesting of or other  lapse of  restrictions  applicable  to  Restricted  Stock or
Restricted  Stock  Units or upon the  issuance of any shares of Stock upon the  exercise of an Option.  At the time of such  vesting,  lapse,  or  exercise,  the  Grantee  shall pay to the  Company,  the  Subsidiary  or the Service
Provider,  as the case may be, any amount that the Company,  the Subsidiary or the Service  Provider may reasonably determine to be necessary to satisfy such  withholding  obligation.  Subject to the prior  approval of the Company, the  Subsidiary  or the Service  Provider,  which may be withheld by the  Company,  the  Subsidiary  or the Service
Provider, as the case may be, in its sole discretion,  the Grantee may elect to satisfy such obligations,  in whole or in part,  (i) by  causing  the  Company,  the  Subsidiary  or the Service  Provider to withhold  shares of Stock otherwise  issuable to the Grantee or (ii) by  delivering to the Company,  the  Subsidiary or the Service  Provider
shares of Stock  already  owned by the  Grantee.  The  shares  of Stock so  delivered  or  withheld  shall  have an aggregate  Fair Market Value equal to such  withholding  obligations.  The Fair Market Value of the shares of Stock used to satisfy such  withholding  obligation  shall be  determined by the Company,  the  Subsidiary or the Service
Provider  as of the date that the  amount of tax to be  withheld  is to be  determined.  A Grantee  who has made an election  pursuant to this Section 20 may satisfy his or her withholding  obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

         21.      CAPTIONS

         The use of captions in this Plan or any Award  Agreement  is for the  convenience  of  reference  only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

         22.      OTHER PROVISIONS

         Each Grant awarded under the Plan may contain such other terms and  conditions not  inconsistent  with the
Plan as may be determined by the Committee, in its sole discretion.

         23.      NUMBER AND GENDER

         With respect to words used in this Plan,  the singular form shall  include the plural form,  the masculine gender shall include the feminine gender, etc., as the context requires.

         24.      SEVERABILITY

         If any provision of the Plan or any Award  Agreement  shall be  determined to be illegal or  unenforceable by any court of law in any  jurisdiction,  the  remaining  provisions  hereof and thereof  shall be  severable  and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         25.      GOVERNING LAW

         The validity and  construction  of this Plan and the instruments  evidencing the Grants awarded  hereunder shall be governed by the laws of the State of California.

                                                    *    *    *

         The Plan was duly  adopted  and  approved by the Board of  Directors  of the Company as of the 15th day of
March, 2001.

                                                              /S/ SARAH HASS
                                                              Sarah Hass
                                                              Secretary of the Company

         The Plan was duly approved by the shareholders of the Company on the ______ day of _______________, 2001.

                                                              ____________________________________________
                                                              Secretary of the Company